As filed with the Securities and Exchange Commission on August 5, 2022

Registration No. 333-160362

Registration No. 333-143493

Registration No. 333-117248

Registration No. 333-106753

Registration No. 333-106752

Registration No. 333-106751

Registration No. 333-69098

Registration No. 333-89855

Registration No. 333-42377

Registration No. 333-15711

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-160362

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-143493

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-117248

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-106753

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-106752

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-106751

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-69098

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-89855

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-42377

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-15711

UNDER

THE SECURITIES ACT OF 1933

GRAY TELEVISION, INC.

(Exact name of registrant as specified in its charter)

Georgia	58-0285030
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4370 Peachtree Road, NE
Atlanta, Georgia 30319

(Address of Principal Executive Offices) (Zip Code)

Gray Television Inc. Employee Stock Purchase Plan

Gray Television, Inc. 2007 Long Term Incentive Plan

Gray Television, Inc. Director Restricted Stock Plan

Gray Television, Inc. 2002 Long-Term Incentive Plan

Gray Communications Systems, Inc. 1992 Long-Term Incentive Plan

Gray Communications Systems, Inc. Non-Employee Directors Stock Option Plan

(Full title of the plan)

James C. Ryan

Executive Vice President and

Chief Financial Officer

Gray Television, Inc.

4370 Peachtree Road, NE

Atlanta, Georgia 30319

(404) 504-9828

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Mark L. Hanson, Esq.

Jones Day

1221 Peachtree Street, N.E., Suite 400

Atlanta, Georgia 30361

(404) 581-8573

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

Gray Television, Inc., a Georgia corporation (the “Registrant”), is filing these post-effective amendments (these “Post-Effective Amendments”) to the following registration statements on Form S-8 (each, a “Registration Statement,” and collectively, the “Registration Statements”) which have been previously filed with the Securities and Exchange Commission (the “SEC”), to deregister any and all shares of the Registrant’s Class A common stock, no par value per share (“Class A Common Stock”), and the Registrant’s common stock, no par value per share (“Common Stock” and, together with the Class A Common Stock, the “Securities”), registered but unsold or otherwise unissued under each such Registration Statement as of the date hereof:

Registration Statement No.	Plan (each, a “Plan,” and collectively, the “Plans”)
333-160362	Gray Television Inc. Employee Stock Purchase Plan
333-143493	Gray Television, Inc. 2007 Long Term Incentive Plan
333-117248	Gray Television, Inc. Director Restricted Stock Plan Gray Television, Inc. 2002 Long-Term Incentive Plan Gray Television, Inc. Employee Stock Purchase Plan
333-106753	Gray Television, Inc. Director Restricted Stock Plan
333-106752	Gray Television, Inc. 2002 Long-Term Incentive Plan
333-106751	Gray Television, Inc. Employee Stock Purchase Plan
333-69098	Gray Communications Systems, Inc. 1992 Long-Term Incentive Plan
333-89855	Gray Communications Systems, Inc. 1992 Long-Term Incentive Plan
333-42377	Gray Communications Systems, Inc. Non-Employee Directors Stock Option Plan
333-15711	Gray Communications Systems, Inc. 1992 Long-Term Incentive Plan

The Registrant has terminated all offerings of Securities pursuant to Plans registered on the foregoing Registration Statements. As a result, in accordance with the undertakings contained in the Registration Statements pursuant to Item 512 of Regulation S-K, the Registrant deregisters all Securities and associated Plan interests registered pursuant to the Registration Statements that have not been issued under the Plans.

The Post-Effective Amendments shall become effective upon filing with the SEC pursuant to Rule 464 under the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on this 5th day of August 2022.

GRAY TELEVISION, INC.

By:	/s/ James C. Ryan
James C. Ryan
Executive Vice President and Chief Financial Officer

No other person is required to sign this Post-Effective Amendment to the Registration Statements on behalf of the registrant in reliance upon Rule 478 under the Securities Act of 1933, as amended.